UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2009

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V1H6

5519 West Idlewild Avenue, Suite 100 Tampa, Florida, United States	33634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(905) 672-1900
(813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 22, 2009, Cott Corporation (the “Corporation”) entered into a first amendment (the “Credit Agreement Amendment”) to the Credit Agreement dated as of March 31, 2008 (the “Credit Agreement”) among the Corporation, Cott Beverages Inc. and Cott Beverages Limited as borrowers, the restricted subsidiaries of the Corporation party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), and the lenders who are or may become a party thereto (collectively, the “Lenders”), and the other parties thereto, pursuant to which the parties agreed to certain amendments to the Credit Agreement and certain security agreements entered into in connection with the Credit Agreement, which amendments include among other things: (a) a reduction of the Lenders’ commitment to the revolving credit facility (the “Revolver”) from U.S. $250,000,000 to U.S. $225,000,000, with the borrowing base limitations remaining substantially the same other than an accelerated $5,000,000 reduction in the PP&E Component (as defined in the Credit Agreement); (b) an increase in the pricing; (c) greater flexibility to purchase or redeem the Corporation’s 8% senior subordinated notes due 2011 (the “Notes”), subject to several conditions including significant availability requirements under the Revolver, fixed charge coverage tests and other conditions; (d) greater flexibility to raise debt or equity to fund such purchases and redemptions of the Notes, subject to several conditions including significant availability requirements under the Revolver, fixed charge coverage tests and other conditions; (e) payment of certain fees and expenses; and (f) miscellaneous other changes. The amendments in (a) through (d) above, as well as certain other miscellaneous changes, will become effective if the Corporation issues equity securities within 180 days of the Consent Date (as defined in the Credit Agreement Amendment) and the issuance of such equity securities results in the Corporation’s receipt of aggregate gross proceeds of not less than U.S. $50,000,000.

Certain of the Lenders, the Agent and other parties to the Credit Agreement Amendment and their affiliates from time to time may provide other lending, commercial banking, underwriting, investment banking, or other advisory services to us and our subsidiaries for which they receive customary compensation.

The description of the Credit Agreement Amendment contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment attached as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information concerning the Credit Agreement Amendment set forth above in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	First Amendment to Credit Agreement, U.S. Pledge and Security Agreement and Canadian Pledge and Security Agreement, dated as of July 22, 2009, among Cott Corporation, Cott Beverages Inc., Cott Beverages Limited, as borrowers, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and General Electric Capital Corporation as co-collateral agent, and the other financial institutions party thereto, as lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation
(Registrant)

July 22, 2009	By:	/s/ Juan Figuereo
Juan Figuereo
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	First Amendment to Credit Agreement, U.S. Pledge and Security Agreement and Canadian Pledge and Security Agreement, dated as of July 22, 2009, among Cott Corporation, Cott Beverages Inc., Cott Beverages Limited, as borrowers, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and General Electric Capital Corporation as co-collateral agent, and the other financial institutions party thereto, as lenders.